Exhibit 8

450 LEXINGTON AVENUE NEW YORK, N.Y. 10017 212 450 4000 FAX 212 450 3800	Menlo Park Washington, D.C. London Paris Frankfurt Madrid Tokyo Beijing Hong Kong

December 23, 2008

Re:
Prospectus Supplements for: Global Medium-Term Notes, Series F, Global Units, Series F and Global Warrants, Series F filed by Morgan Stanley dated December 23, 2008; Global Medium-Term Notes, Series G and H and Global Units, Series G and H filed by Morgan Stanley dated December 23, 2008; Global Medium-Term Notes, Series F, Leveraged Index-Linked Securities Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 23, 2008; Global Medium-Term Notes, Series F, Principal Protected Notes Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 23, 2008; and Global Medium-Term Notes, Series F, Review Notes Linked to an Index or Indices filed by Morgan Stanley dated December 23, 2008

Morgan Stanley
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

    We have acted as tax counsel for Morgan Stanley (the “Company”) in connection with the preparation and filing of a form of prospectus supplement for:

•	Global Medium-Term Notes, Series F, Global Units, Series F and Global Warrants, Series F filed by Morgan Stanley dated December 23, 2008;

•	Global Medium-Term Notes, Series G and H and Global Units, Series G and H filed by Morgan Stanley dated December 23, 2008;

•	Global Medium-Term Notes, Series F, Leveraged Index-Linked Securities Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 23, 2008;

•	Global Medium-Term Notes, Series F, Principal Protected Notes Linked to an Index or a Basket of Indices filed by Morgan Stanley dated

Morgan Stanley	2	December 23, 2008

December 23, 2008; and

•	Global Medium-Term Notes, Series F, Review Notes Linked to an Index or Indices filed by Morgan Stanley dated December 23, 2008

(collectively, the “Prospectus Supplements”) supplementing the registration statement on Form S-3, including the prospectus dated December 23, 2008 (the “Prospectus”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the issuance from time to time of the Company’s Global Medium-Term Notes, Series F, Global Units, Series F and Global Warrants, Series F, Global Medium-Term Notes, Series G and H and Global Units, Series G and H, Global Medium-Term Notes, Series F, Leveraged Index-Linked Securities Linked to an Index or a Basket of Indices, Global Medium-Term Notes, Series F, Principal Protected Notes Linked to an Index or a Basket of Indices and Global Medium-Term Notes, Series F, Review Notes Linked to an Index or Indices.

     We have reviewed the statements set forth under the caption “United States Federal Taxation” in the Prospectus Supplements and the Prospectus, and are of the opinion that such statements are accurate, insofar as they relate to statements of law or legal conclusions under the laws of United States federal taxation, subject to the conditions and limitations set forth therein.

     We are members of the Bar of the State of New York. The foregoing opinion is based upon and limited to the United States federal tax law as contained in the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative decisions and court decisions as of the date of this letter.

     We hereby consent to the use of our name under the caption “United States Federal Taxation” in the Prospectus Supplements. The issuance of such consent does not concede that we are an “Expert” for the purposes of the Securities Act.

Very truly yours, /s/ Davis Polk & Wardwell